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                                     [ASCENT PEDIATRICS LOGO]

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187 Ballardvale Street o Suite 8125 o Wilmington, MA 01887 o Phone 978-658-2500 o Fax 978-658-3939
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FOR IMMEDIATE RELEASE
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                                                         ASCENT PEDIATRICS, INC.

                                                             Alan R. Fox, CEO or
                                       John G. Bernardi, Vice President, Finance
                                                               Tel: 978-658-2500
                                                               Fax: 978-658-3939

                                                             Lisa Carlton-Wilson
                                                    In-Site Communications, Inc.
                                                               Tel: 212-759-3929

      ASCENT PEDIATRICS ANNOUNCES COMPLETION OF ALPHARMA STRATEGIC ALLIANCE

Wilmington, MA - July 26, 1999 -- Ascent Pediatrics, Inc. (OTCBB: ASCTP) announced today that on July 23, 1999 following its Annual Meeting of stockholders, Ascent completed its previously announced strategic alliance with Alpharma, Inc. (NYSE:ALO) As part of the strategic alliance, Alpharma, through its subsidiary Alpharma USPD, Inc., agreed to provide up to $40 million in financing to Ascent through a 7.5% convertible subordinated note due in 2004 and 2005. Up to $12 million of the proceeds can be used for general corporate purposes, with $28 million reserved for projects and acquisitions intended to enhance the growth of Ascent. Prior to the completion of the strategic alliance, Ascent has borrowed an aggregate of $4 million under the note.

In addition, as part of the strategic alliance Alpharma has the option during a specified period during the first half of year 2002 to acquire the then outstanding shares of Ascent for cash at a price to be determined by an earnings-based formula. In connection with the completion of the strategic alliance, Ascent merged with one of its subsidiaries and each share of Ascent common stock was converted into one depositary receipt subject to Alpharma's purchase option. The depositary receipts are quoted and can be traded on the OTC Bulletin Board.

"We are pleased with the completion of our strategic alliance with Alpharma and with our stockholder's recognition of the value of this alliance," commented Alan Fox, President and Chief Executive Officer of Ascent. "Under the terms of the strategic alliance, we believe that our stockholders will receive fair value for their investment should Alpharma choose to exercise its purchase option in 2002. If Alpharma chooses not to exercise its option, then Ascent will have had access to reasonably priced capital which we believe we can use to build our business through R&D and acquisitions, resulting as well in enhanced value."

Ascent Pediatrics, Inc. is a drug development and marketing company focused exclusively on the pediatric market. The Company's strategy is to address the unmet medical needs of children through the development of differentiated, proprietary products based on approved compounds with well-known clinical profiles. Ascent is developing a range of pharmaceuticals designed to improve upon currently available products for common pediatric illnesses through the application of its drug delivery and reformulation techniques.

                                    - more -

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Investors are cautioned that this press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes", "anticipates", "expects", "intends", "will", and similar expressions are intended to identify forward-looking statements. Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially from those indicated by such forward-looking statements due to numerous factors, including but not limited to the following: the risks of uncertainty related to the approval of Primsol antibiotic solution and Orapred syrup, uncertainty relating to the success of the strategic alliance with Alpharma and the loans to be provided thereunder, capital needs, the Company's early stage of development, seasonality and variable operating results, dependence on new product development, dependence on obtaining regulatory approval to market products, management of growth, inability to retain or attract customers due to competition, uncertainty in the healthcare industry, risk of product liability claims and uncertainties with respect to our co-promotion arrangement. These factors, as well as a number of other important factors, are more fully described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations - Certain Factors that May Affect Future Results", which description is incorporated herein by this reference, and in its other SEC filings.

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